INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of
American Century Investment Trust on Form N-14 (File No. 811-7822) of our report dated May 11, 2001, appearing in the Annual Report of Premium Government Reserve and Premium Capital Reserve, two of the funds comprising American Century
Premium Reserves, Inc. for the year ended March 31, 2001, in the Statement of
Additional Information, which is part of such Registration Statement.

/*/ Deloitte & Touche LLP

Kansas City, Missouri
August 10, 2001